Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Riley Exploration Permian, Inc.
Oklahoma City, Oklahoma
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255104) and Form S-8 (No. 333-253750) of Riley Exploration Permian, Inc. of our reports dated March 8, 2023, relating to the consolidated financial statements, and the effectiveness of Riley Exploration Permian, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Houston, Texas
March 8, 2023